Exhibit 99.1

Bluejay Diagnostics and Argonaut Manufacturing Services Announce Strategic Partnership

ACTON, MA/CARLSBAD, CA., June 2, 2026 — Bluejay Diagnostics, Inc. (“Bluejay” or the “Company”) (NASDAQ: BJDX), a medical diagnostics company focused on near-patient testing for critical care, today announced a strategic partnership with Argonaut Manufacturing Services (“Argonaut”) to support the advancement of Bluejay’s Symphony™ platform.

This partnership is designed to support Bluejay’s broader efforts to establish scalable U.S.-based manufacturing capabilities aligned with its ongoing clinical development programs and future commercialization objectives. In addition, the partnership is intended to strengthen Bluejay’s future commercial infrastructure by supporting broader product distribution across the United States, enhancing supply chain resilience, and reducing potential risks associated with international sourcing and import tariffs. The collaboration is also intended to mitigate risks associated with Bluejay’s current reliance on overseas manufacturing by establishing domestic manufacturing capabilities that can provide greater operational control, business continuity, and supply chain security. By leveraging U.S.-based manufacturing and distribution capabilities, Bluejay aims to improve operational flexibility, support future market demand, and further enhance its ability to commercialize innovative near-patient diagnostic solutions for critical care settings.

“We are pleased to partner with Argonaut as we continue to advance the Symphony™ platform,” said Neil Dey, President and Chief Executive Officer of Bluejay Diagnostics. “This collaboration reflects our commitment to building a scalable and quality-focused operational foundation as we progress toward key commercial milestones.”

“Argonaut is committed to partnering with innovative companies to support the advancement of differentiated diagnostic technologies,” said Rick Hancock, Chief Executive Officer of Argonaut Manufacturing Services. “We value this collaboration with Bluejay Diagnostics and look forward to supporting their efforts as they continue to develop solutions aimed at improving clinical decision-making in critical care settings.”

Note: Investigational device. Limited by United States law to investigational use.

About the SYMON Clinical Study Program:

The SYMON Clinical Study Program includes SYMON-I (clinicaltrials.gov ID NCT06181604), SYMON-II (NCT06654895), and SYMON-III (NCT07425587). SYMON-I is a pilot study to determine IL-6 levels associated with various endpoints, including, but not limited to 28-day all-cause mortality and in-hospital mortality. The SYMON-II study is the pivotal study to validate the outcomes of the SYMON-I study, which the Company plans to use to support a 510(k) application to the FDA. The SYMON-III study is a pilot study to determine IL-6 levels associated with patients presenting with increasing severity of infection in the emergency department and risk of developing sepsis.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay does not yet have regulatory clearance for the Symphony System, and we will need to receive regulatory authorization from the U.S. Food and Drug Administration before Symphony can be marketed as a diagnostic product in the United States. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

About Argonaut Manufacturing Services:

Argonaut Manufacturing Services is a contract manufacturing organization focused on supporting life sciences and diagnostics companies with high-quality manufacturing solutions. Founded by former executives from companies such as Thermo Fisher Scientific, Affymetrix, and Allergan, Argonaut was built to provide a better, customer-focused approach to contract manufacturing.

The company’s mission is centered on improving the human condition by helping partners bring innovative healthcare products to market efficiently and reliably. Drawing from decades of industry experience, Argonaut emphasizes quality, operational excellence, and strong customer collaboration to help clients achieve their commercial and development goals in the health and life sciences industries.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in Part II, Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Neil Dey

Bluejay Diagnostics, Inc.

neil.dey@bluejaydx.com

Website: www.bluejaydx.com